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                                                                    EXHIBIT 99.1


REDBACK NETWORKS ANNOUNCES NEW LEADERSHIP FOR CUSTOMER FOCUSED SALES AND
SERVICES

SAN JOSE, Calif., Feb. 9, 2001 - Redback Networks Inc. (NASDAQ: RBAK), a leading provider of advanced networking solutions, today announced its reorganized sales and customer service team. The team is structured to meet Redback's customers' needs. The domestic and international sales team will be led by Richard Bibb, Redback's newly promoted senior vice president of worldwide sales. Bibb replaces Randall Kruep who has accepted the position of CEO at a start-up company. Kruep will work closely with Bibb to ensure a smooth transition of responsibilities. Customer service will be led by David Hare, Redback's vice president of customer service. Both Bibb and Hare will report directly to Vivek Ragavan, president and chief executive officer of Redback Networks.

"Our vision is to help our customers build next generation, profitable networks," said Ragavan. "To bring our customers to the next level, beyond just connectivity, all facets of Redback must be targeted to do so. We believe customers will be best served by focusing the functions of these departments. It is essential for the continued success of Redback to become more focused and innovative in ways we can best serve our customers."

"Randall has been with the company from the early days and has played a great role in Redback's tremendous growth," continued Ragavan. "On behalf of the entire company, we would like to thank Randall for his contributions to the success of Redback."

Bibb has been with Redback Networks since mid-2000 as vice president of North American sales. Bibb brings more than 20 years of telecom equipment sales experience and strong leadership skills to Redback. His career accomplishments include executive sales positions at Fore Systems, Cisco Systems and Proteon. Bibb joined Fore Systems in 1994 and was quickly promoted to vice president of federal operations that accounted for nearly 25 percent of the company's revenue. He was promoted to vice president of North American sales in 1998 and headed all sales in the Western hemisphere. Bibb holds a bachelor of science in electrical engineering from Virginia Tech.

"Richard Bibb has built a strong North American sales team and has displayed the leadership and commitment necessary to lead the worldwide sales efforts," said Ragavan. "Additionally, we have tremendous confidence in the experience, skills and knowledge David Hare brings to Redback, leading our customer support group."

Hare joins Redback as its vice president of customer services from Aspect Telecommunications. In his 20 years of experience, Hare has held several executive positions including chief operating officer of global support at Baan Company. Additionally, while at Baan, he was responsible for setting the strategic direction of all operational issues as well as the activities of all support centers and personnel worldwide.
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About Redback Networks Inc.

Founded in 1996 and headquartered in San Jose, Calif., Redback Networks Inc., is a leading provider of advanced networking solutions that enable carriers, cable operators, and service providers to rapidly deploy broadband access and services. The market-leading Redback(R) SMS(TM) subscriber management systems, connect and manage large numbers of subscribers using any of the major broadband access technologies such as Digital Subscriber Line, cable, and wireless. To deliver integrated transport solutions for metropolitan optical networks, the Redback SmartEdge(TM) multi-service optical platforms leverage powerful advances in application-specific integrated circuit, IP, and optical technology. The Redback service management family of products allows service providers to easily publish, activate and manage IP services and allows their customers to subscribe to these services on demand. With this product portfolio, Redback Networks is the first equipment supplier focused exclusively on developing integrated solutions for the New Access Network.

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Redback is a U.S. Registered Trademark; SMS and SmartEdge are Trademarks of
Redback Networks, Inc. Other trademarks, service marks, and trade names belong to their respective owners.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, including statements regarding Redback Networks' expectations, beliefs, intentions or strategies regarding the future. All forward-looking statements included in this document are based upon information available to Redback Networks as of the date hereof, and Redback Networks assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These and other risks relating to Redback Networks' business are set forth in the documents filed by Redback Networks with the Securities and Exchange Commission, specifically the most recent report on Form 10-Q, and the other reports filed from time to time with the Securities and Exchange Commission.